EXHIBIT 99.1

BUTTE HIGHLANDS MINING COMPANY

P. O. BOX 99

LIBERTY LAKE, WASHINGTON 99019

May 12, 2010

To the Shareholders of Butte Highlands Mining Company:

I am pleased to announce two developments which management of your company believes will enhance the value of your investment in Butte Highlands Mining Company.

The Company has recently completed the registration of its Class A Common Stock under the Securities and Exchange Act of 1934.  This will increase the visibility of the Company and make information about Butte Highlands freely available to both our shareholders and the investing public.

We now file quarterly reports containing our unaudited financial statements and annual reports containing audited annual financial statements with the Securities and Exchange Commission.  These reports are available on the SEC’s web site at SEC.gov under “Search for Company Filings”.

Effective April 29, 2010, Butte Highlands Class A Common Stock was listed for quotation on the OTC Bulletin Board.  Our trading symbol is “BTHI”.  Changing from being quoted in the Pink Sheets to the OTC Bulletin Board will make the market for Class A Common Stock more readily available to the investment community.

Sincerely,

/s/ Paul Hatfield

President

PAH/lt